UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported)     June 14, 2005

	Registrant, Address of	I.R.S. Employer
Commission	Principal Executive Offices	Identification	State of
File Number	and Telephone Number	Number	Incorporation

1-08788	SIERRA PACIFIC RESOURCES	88-0198358	Nevada
P.O. Box 10100
(6100 Neil Road)
Reno, Nevada 89520-0400 (89511)
(775) 834-4011

None
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On June 14, 2005, Sierra Pacific Resources (the “Company”) successfully remarketed the Company’s 7.93% Senior Notes due 2007 (the “Senior Notes”), which were a component of its recently-issued Premium Income Equity Securities (“PIES”). The Company had issued 1,982,822 PIES in the form of Corporate PIES on May 24, 2005. Prior to the remarketing, each PIES consisted of an interest in a Senior Note and a forward purchase contract to purchase the Company’s common stock on the settlement date of November 15, 2005. In connection with the remarketing, the terms of the Senior Notes were reset as described below (the “Remarketed Senior Notes”). The entire $99,142,000 aggregate principal amount of the Senior Notes issued in connection with the PIES were successfully remarketed.

The Remarketed Senior Notes will mature on June 15, 2012. The interest rate on the Remarketed Senior Notes was reset to 7.803% per annum, effective on and after June 14, 2005. Interest on the Remarketed Senior Notes is payable semi-annually in arrears on June 15 and December 15 of each year, with the first interest payment to be made on December 15, 2005.

The proceeds of the remarketing of the Senior Notes were used to purchase treasury securities and to pay the fee of the remarketing agents. The treasury securities will serve as substitute collateral for the Senior Notes component of the PIES to secure holders’ obligations under the related forward purchase contracts. The proceeds of the treasury securities upon or after maturity will be used to provide the consideration necessary to fulfill holders’ obligations under the related forward purchase contracts on November 15, 2005 and to pay the aggregate amount of remaining interest payments to the holders of the Corporate PIES through November 15, 2005.

Additional information regarding the remarketing and the Remarketed Senior Notes can be found in the Remarketing Prospectus Supplement, dated June 9, 2005, filed pursuant to Rule 424(b)(4) on June 10, 2005 (File No. 333-123835) with the SEC.

Item 9.01 Financial Statements and Exhibits

     (c) Exhibits.

          The Exhibits are listed in the Exhibit Index attached hereto, which Exhibit Index is incorporated by reference herein.

EXHIBIT INDEX

Exhibit No.	Description
99.1	Amended and Restated Officers’ Certificate establishing terms of 7.803% Senior Notes due 2012, including form of Senior Note.

Signatures

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant have duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Sierra Pacific Resources (Registrant)
Date: June 16, 2005	By:	/s/ Michael W. Yackira
Michael W. Yackira
Corporate Executive Vice President and Chief Financial Officer